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                                                                    Exhibit 23.1

                         Independent Auditors' Consent

The Board of Directors
Maxim Pharmaceuticals, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

                                          KPMG LLP


San Diego, California
February 17, 2000